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                                                                     Exhibit 4.2

                                     [LOGO]

                                            Registered Certificate No.: [      ]

                            Hurray! Holding Co., Ltd.
               (Incorporated under the laws of the Cayman Islands)

                                SHARE CERTIFICATE

                     PRINCIPAL REGISTER: THE CAYMAN ISLANDS

THIS IS TO CERTIFY THAT THE UNDER-MENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID AND NONASSESSABLE ORDINARY SHARES, WITH PAR VALUE OF US$0.00005 PER SHARE AS DETAILED BELOW IN THE CAPITAL OF THIS COMPANY, SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

[Name and
  Address of Shareholder
                            NUMBER OF SHARES: [      ]

                        ]

            GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON [Date]

                   For and on behalf of
                   Bank of Butterfield International (Cayman) Ltd.

                   ----------------------------------------------------
                   As the Share Registrar for Hurray! Holding Co., Ltd.

     No transfer of any of the Shares comprised in this Certificate will be recognised without the production of this Certificate.